UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a) Securities Purchase Agreement

On April 6, 2023, Better Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) providing for the private placement (the “Private Placement”) to the Purchasers of an aggregate of 7,878,786 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for an aggregate purchase price of approximately $6.5 million (or $0.825 per Share). The closing of the Private Placement is expected to occur on April 10, 2023 (the “Closing”), and is subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Private Placement to support the execution of key milestones, including the potential marketing authorization of its prescription digital therapeutics (“PDT”), BT-001, from the U.S. Food and Drug Administration (“FDA”) and the completion of other strategic initiatives.

The securities issued to the Purchasers under the Purchase Agreement were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Chardan and Brookline Capital Markets, a division of Arcadia Securities, LLC served as placement agents in connection with the Private Placement and the Company has agreed to pay customary placement fees of the placement agents and payment of certain expenses and legal fees.

The sale of the securities pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Pursuant to the Purchase Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (“SEC”) no later than 30 days following the Closing, to register the resale of the Shares. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective within 90 days following the Closing and to keep such registration statement effective at all times until no Purchaser owns any Shares.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by references to the full text of such agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(b) First Amendment to Loan Agreement

On April 5, 2023, the Company entered into a First Amendment to Loan Agreement (the “Amendment”) with Hercules Capital, Inc. (the “Administrative Agent”) and the lenders party thereto (the “Lenders”), amending that certain Loan and Security Agreement (the “Loan Agreement”), dated as of August 18, 2021, by and among the Company, the Administrative Agent and the Lenders. The Amendment provides for a cessation of amortization payments under the Loan Agreement until August 1, 2023 or, if certain benchmarks are hit, November 1, 2023. The Amendment also provides a security interest in the intellectual property of the Company and its subsidiaries to the Administrative Agent, on behalf of the Lenders, which security agreement is required to be released by Hercules upon the achievement of certain benchmarks. Additionally, the amendment waives the prepayment penalty under the Loan Agreement for any prepayment in full prior to December 31, 2023.

The foregoing description of the Amendment is not complete and is qualified in its entirety by references to the full text of such agreement, which is filed as exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2023, the Company received a deficiency letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, reported stockholders’ deficit of $899,000, which is below the Stockholders’ Equity Requirement for continued listing on the Nasdaq Capital Market. The Letter further noted that as of its date, the Company did not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market.

The notification received has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. In accordance with Nasdaq rules, the Company has been provided 45 calendar days, or until May 19, 2023, to submit a plan to regain compliance (the “Compliance Plan”). If the Compliance Plan is acceptable to the Staff, they may grant an extension of 180 calendar days from the date of the Staff notification to evidence compliance with the Stockholders’ Equity Requirement.

If the Staff does not accept the Compliance Plan, the Staff will provide written notification to the Company that the Compliance Plan has been rejected. At that time, the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel.

The Company intends to submit the Compliance Plan on or before May 19, 2023 with the Stockholders’ Equity Requirement or one of the alternative requirements.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in part (a) of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On April 6, 2023, the Company issued a press release announcing the pricing of the Private Placement described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Such forward-looking statements include statements regarding the timing and content of the Company’s Compliance Plan, the Company’s ability to file the Compliance Plan in accordance with Nasdaq rules, whether the Staff accepts the Compliance Plan, the Company’s ability to regain compliance with the Nasdaq continued listing requirements, the timing of the closing of the Private Placement, the potential marketing authorization of BT-001 and the completion of other strategic initiatives, and the Company’s financial condition, growth and strategies. These forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, timely file its Compliance Plan in accordance with Nasdaq rules, the Company’s ability to submit a Compliance Plan that is acceptable to the Staff, the potential de-listing of the Company’s common stock on the Nasdaq Capital Market, the willingness of the FDA to authorize PDTs, including BT-001, for commercial distribution and insurance companies to reimburse their use, the risk that the results of previously conducted studies will not be interpreted favorably by the FDA or repeated or observed in ongoing or future studies involving our product candidates and other risks and uncertainties included under the header “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, and those that are included in any of the Company’s subsequent filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated April 6, 2023, by and among Better Therapeutics, Inc. and the Purchasers

10.2	First Amendment to the Loan and Security Agreement by and among Better Therapeutics, Inc., Hercules Capital, Inc., and the lenders party thereto, dated April 5, 2023

99.1	Press Release issued by Better Therapeutics, Inc., dated April 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Better Therapeutics, Inc.

Dated: April 7, 2023	By:	/s/ Mark Heinen
	Name:	Mark Heinen
	Title:	Interim Chief Financial Officer